Exhibit 99.1

Orexigen® Therapeutics Reports Fourth Quarter and Year Ended December 31, 2011

Financial Results

San Diego, CA, March 8, 2012 – Orexigen® Therapeutics, Inc. (Nasdaq: OREX), a biopharmaceutical company focused on the treatment of obesity, today announced financial results for the three months and year ended December 31, 2011.

Three months ended December 31, 2011

For the three months ended December 31, 2011, Orexigen reported a net loss of $4.3 million, or $0.09 per share, as compared to a net loss of $11.3 million, or $0.24 per share, for the fourth quarter of 2010. As of December 31, 2011, Orexigen had $101.7 million in cash and cash equivalents and an additional $45.8 million in marketable securities, for a total of $147.5 million.

Total operating expenses for the fourth quarter of 2011 were $5.2 million compared to $12.0 million for the fourth quarter of 2010. The decrease in operating expenses primarily reflects a decrease in research and development expenses of $4.8 million principally related to decreases in salaries and personnel-related costs.

Year ended December 31, 2011

For the year ended December 31, 2011, Orexigen reported a net loss of $28.1 million, or $0.58 per share, as compared to a net loss of $51.9 million, or $1.10 per share, for 2010. Total operating expenses for the year ended December 31, 2011 were $32.3 million compared to $52.6 million for 2010. This decrease in operating expenses primarily reflects a decrease in research and development expenses of $15.3 million principally related to the decrease in expenses related to our Contrave® development program. This overall decrease in operating expenses also reflects a decrease in general and administrative costs of $5.0 million principally related to decreases in salaries and personnel-related costs and market research costs.

2011 and recent highlights

•

Written feedback from the FDA’s Office of New Drugs (OND) on a feasible cardiovascular outcomes trial (CVOT) design that enables the Company to continue development of its lead program, Contrave (September 2011)

•

Completion of a public offering that raised $86.9 million in net proceeds, which are expected to fund the CVOT through 2014 during which time the Company anticipates completion of the interim analysis, resubmission and potential approval of the Contrave New Drug Application (NDA) (December 2011)

•	Agreement on the CVOT protocol via a Special Protocol Assessment (SPA) with the Division of Metabolic and Endocrinology Products (DMEP) of the FDA (February 2012)

“We believe the rapid progress we made with DMEP on the detailed protocol is further indication of the alignment we have reached within the FDA on the requirements for resubmission of the Contrave NDA,” said Michael Narachi, president and CEO of Orexigen. “I want to thank my colleagues at Orexigen, our key consultants and strategic partners helping us with the CVOT, and our commercialization partner, Takeda, for their outstanding efforts as we work to begin enrolling patients in this innovative large streamlined trial late in the second quarter of this year.”

Conference Call Today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

The Orexigen management team will host a teleconference and webcast to discuss the fourth quarter 2011 financial results and recent business highlights. The live call may be accessed by phone by calling (866) 804-6923 (domestic) or (857) 350-1669 (international), participant code 46352287. The webcast can be accessed live on the investor relations section of the Orexigen web site at http://www.orexigen.com, and will be archived for 14 days following the call.

About Orexigen Therapeutics

Orexigen Therapeutics, Inc. is a biopharmaceutical company focused on the treatment of obesity. The Company’s lead product candidate is Contrave®, which has completed Phase 3 clinical trials and for which a New Drug Application has been submitted and reviewed by the FDA. The Company has also reached agreement with the FDA on a Special Protocol Assessment for the Contrave cardiovascular outcomes trial. The Company’s other product candidate, Empatic™, has completed Phase 2 clinical trials. Further information about the Company can be found at www.orexigen.com.

Forward-Looking Statements

Orexigen cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Special Protocol Assessment, the cost of the Contrave outcomes trial, the feasibility of the Contrave outcomes trial, the timing for initiation of enrollment for the Contrave outcomes trial late in the second quarter of 2012, the timing expected for the interim analysis of the Contrave outcomes trial and potential NDA resubmission, the speed of enrollment for the Contrave outcomes trial, and the potential for, and timing of, approval for Contrave. The inclusion of forward-looking statements should not be regarded as a representation by Orexigen that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risk and uncertainties inherent in the Orexigen business, including, without limitation: the SPA is not binding on the FDA if public health concerns unrecognized at the time the SPA agreement was entered into become evident, other new scientific concerns regarding product safety or efficacy arise, or if Orexigen fails to comply with the agreed upon trial protocol; Orexigen may not be able to initiate and conduct the Contrave outcomes trial and the progress and timing thereof; Orexigen’s ability to demonstrate in the Contrave outcomes trial that the risk of major adverse cardiovascular events in overweight and obese subjects treated with Contrave does not adversely affect the product candidate’s benefit-risk profile; the potential that earlier clinical trials may not be predictive of future results in the Contrave outcomes trial; the potential for early termination of the collaboration agreement between Orexigen and Takeda; the costs and time required to complete additional clinical, non-clinical or other requirements prior to any resubmission of an NDA; the therapeutic and commercial value of Contrave; Orexigen’s ability to attract and retain key personnel; Orexigen’s ability to maintain sufficient capital; and other risks described in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Orexigen undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in Orexigen’s Annual Report on Form 10-K, which we intend to file with the Securities and Exchange Commission early next week and which will be available from the SEC’s website (www.sec.gov) and on Orexigen’s website (www.orexigen.com) under the heading “Investor Relations.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Orexigen	Media
Jay Hagan	Denise Powell
Chief Business Officer	WeissComm Partners
(858) 875-8673	(510) 703-9491

Orexigen Therapeutics, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	December 31, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,749	$24,926
Investment securities, available-for-sale	45,844	67,440
Prepaid expenses and other current assets	1,126	2,502

Total current assets	148,719	94,868
Property and equipment, net	439	894
Restricted cash	542	881
Other assets	—	203

Total assets	$149,700	$96,846

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$4,277	$10,355
Deferred revenue, current portion	3,429	3,517
Long-term debt, current portion	—	2,416

Total current liabilities	7,706	16,288
Deferred revenue, less current portion	42,000	46,311
Other long-term liabilities	288	459
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized at December 31, 2011 and 2010; no shares issued and outstanding at December 31, 2011 and 2010	—	—
Common stock, $.001 par value, 300,000,000 and 100,000,000 shares authorized at December, 2011 and 2010, respectively;
61,285,514 and 47,767,313 shares issued and outstanding at December 31, 2011 and 2010, respectively	61	48
Additional paid-in capital	446,357	352,401
Accumulated other comprehensive income (loss)	(2)	(9)
Accumulated deficit	(346,710)	(318,652)

Total stockholders’ equity	99,706	33,788

Total liabilities and stockholders’ equity	$149,700	$96,846

Orexigen Therapeutics, Inc.

Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Collaborative agreement	$857	$857	$3,428	$1,143
License revenue	0	22	971	88

Total revenues	857	879	4,399	1,231
Operating expenses:
Research and development	1,543	6,378	12,780	28,131
General and administrative	3,632	5,668	19,502	24,495

Total operating expenses	5,175	12,046	32,282	52,626

Loss from operations	(4,318)	(11,167)	(27,883)	(51,395)
Other income (expense):
Interest income	11	23	46	124
Interest expense	—	(143)	(221)	(644)

Total other income (expense)	11	(120)	(175)	(520)

Net loss	$(4,307)	$(11,287)	$(28,058)	$(51,915)

Net loss per share - basic and diluted	$(0.09)	$(0.24)	$(0.58)	$(1.10)

Shares used in computing net loss per share – basic and diluted	49,048	47,622	48,273	47,377